Exhibit 99.1

WisdomTree Announces Second Quarter 2020 Results – Diluted Loss Per Share of ($0.09), or Earnings Per Share of $0.05, as adjusted

New York, NY – (GlobeNewswire) – July 31, 2020 – WisdomTree Investments, Inc. (NASDAQ: WETF) today reported financial results for the second quarter of 2020.

During the second quarter of 2020, we experienced a partial recovery of our AUM which was adversely impacted by severe market declines arising from the COVID-19 pandemic toward the end of the prior quarter. This recovery was driven principally by market appreciation, resulting in a 14.6% increase of our ending AUM. Our business continues to operate remotely without disruption.

$23.0 million of non-cash charges, including (i) a loss on revaluation of deferred consideration of ($23.4) million (ii) a loss on extinguishment of debt of ($2.4) million and (iii) a release of a deferred tax valuation allowance of $2.8 million.

($13.3) million net loss ($8.51 million net income, as adjusted), see “Non-GAAP Financial Measurements” for additional information.

$57.6 billion of ending AUM, an increase of 14.6% resulting primarily from market appreciation.

$126 million of net inflows ($928 million of net inflows excluding HEDJ/DXJ), driven by inflows into our commodity and leveraged and inverse products, partly offset by outflows from our international developed market equity and U.S. equity products.

0.41% average global advisory fee, a decrease of 0.1 basis point due to AUM mix shift.

$58.1 million of operating revenues, a decrease of 9.0% primarily due to lower average AUM and a lower average global advisory fee.

75.1% gross margin1, a 2.2 point decrease primarily due to lower revenues.

20.3% operating income margin (20.4%1 as adjusted), a 4.2 point decrease (4.7 point decrease, as adjusted1) primarily due to lower revenues, partly offset by reduced discretionary spending as a result of the COVID-19 pandemic.

$150.0 million issuance of convertible senior notes due 2023, coupled with the repayment of $174.0 million of debt previously outstanding and termination of our revolver, collectively referred to in this press release as the “former Credit Facility.”

$24.9 million repurchase of 6.7 million shares of our common stock, principally in connection with the issuance of the convertible notes.

$0.03 quarterly dividend declared, payable on August 26, 2020 to stockholders of record as of the close of business on August 12, 2020.

Update from Jonathan Steinberg, WisdomTree CEO

“During the second quarter, assets under management rebounded, resulting in revenue tailwinds as we entered the second half of the year. The global WisdomTree team has remained focused on what we can control, and demonstrated strong execution in the quarter, including navigating unprecedented volatility in energy markets, generating record client engagement and producing strong U.S.-listed product gross sales and record Europe-listed product net flows.

“We’ve realized significant cost efficiencies in the current environment, some of which should prove sustainable in the future. We also successfully refinanced our debt, repurchased 6.7 million shares and improved our financial flexibility. Despite the uncertain environment, we are seeing momentum in important lead indicators, and we are well positioned for growth with the right team and strategy in place.”

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019
Consolidated Operating Highlights ($, in billions):
AUM	$57.6	$50.3	$63.6	$60.0	$60.4
Net inflows/(outflows)	$0.1	$(0.5)	$0.4	$(0.7)	$0.3
Average AUM	$55.7	$59.8	$61.9	$60.3	$58.6
Average advisory fee	0.41%	0.42%	0.44%	0.44%	0.45%

Consolidated Financial Highlights ($, in millions, except per share amounts):
Operating revenues	$58.1	$63.9	$68.9	$67.7	$66.3
Net (loss)/income	$(13.3)	$(8.6)	$(25.9)	$4.2	$2.5
Diluted (loss)/earnings per share	$(0.09)	$(0.06)	$(0.17)	$0.02	$0.01
Operating income margin	20.3%	24.5%	21.5%	23.8%	18.0%
As Adjusted (Non-GAAP1):
Gross Margin	75.1%	77.3%	77.3%	77.7%	76.5%
Net income, as adjusted	$8.5	$11.2	$10.1	$10.6	$7.8
Diluted earnings per share, as adjusted	$0.05	$0.07	$0.06	$0.06	$0.05
Operating income margin, as adjusted	20.4%	25.1%	22.0%	24.1%	20.2%

RECENT BUSINESS DEVELOPMENTS

Company News

•	In June 2020, we issued $150.0 million in aggregate principal amount of 4.25% Convertible Senior Notes due 2023, repaid our debt previously outstanding and terminated our former Credit Facility; and

•	In June 2020, we entered into a new distribution agreement in Italy for our model portfolios with The Intermonte Eye – a digital service providing investment products to its network of private banks.

Product News

•

In May 2020, we listed sterling trading lines for the WisdomTree Brent Crude Oil (BRNG), the WisdomTree Brent Crude Oil Pre-roll (BRNB) and the WisdomTree WTI Crude Oil Pre-roll (WTIB) on the London Stock Exchange.

•	In June 2020, we announced the results of a WisdomTree study revealing various investor behavior data as it relates to model portfolio usage and allocation.

•

In July 2020, we secured additional third-party relationships for our model portfolios, including: Carson Group, Riskalzye, Kwanti, ETF Logic and Orion; we listed WisdomTree Battery Solutions UCITS ETF (VOLT) and WisdomTree Cloud Computing UCITS ETF (WCLD) on SIX, the Swiss Exchange; and the WisdomTree WTI Crude Oil ETC (CRUD) security holders voted in favour of changing the underlying index tracked by the ETC. The new index is the result of extensive work between WisdomTree and Bloomberg to create an index which would be more resilient to extreme conditions in the WTI Crude Oil market.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended					Six Months Ended
	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	June 30, 2020	June 30, 2019
Operating Revenues:
Advisory fees	$57,208	$62,950	$68,179	$67,006	$65,627	$120,158	$130,467
Other income	918	924	728	712	666	1,842	1,311

Total revenues	58,126	63,874	68,907	67,718	66,293	122,000	131,778

Operating Expenses:
Compensation and benefits	17,455	17,295	19,280	18,880	21,300	34,750	42,601
Fund management and administration	14,461	14,485	15,650	15,110	15,576	28,946	30,742
Marketing and advertising	1,949	2,468	3,551	3,022	2,910	4,417	5,590
Sales and business development	2,181	3,417	5,329	4,354	4,171	5,598	8,593
Contractual gold payments	4,063	3,760	3,516	3,502	3,110	7,823	6,208
Professional and consulting fees	1,357	1,273	1,604	1,259	1,296	2,630	2,778
Occupancy, communications and equipment	1,643	1,551	1,587	1,549	1,548	3,194	3,166
Depreciation and amortization	251	256	253	259	264	507	533
Third-party distribution fees	1,340	1,355	1,146	1,503	1,919	2,695	4,319
Acquisition and disposition- related costs	33	383	366	190	33	416	346
Other	1,596	1,997	1,816	1,959	2,255	3,593	4,308

Total operating expenses	46,329	48,240	54,098	51,587	54,382	94,569	109,184

Operating income	11,797	15,634	14,809	16,131	11,911	27,431	22,594
Other Income/(Expenses):
Interest expense	(2,044)	(2,419)	(2,606)	(2,832)	(2,910)	(4,463)	(5,802)
(Loss)/gain on revaluation of deferred consideration – gold payments	(23,358)	(2,208)	(5,354)	(6,306)	(4,037)	(25,566)	367
Interest income	119	163	936	799	818	282	1,597
Impairments	—	(19,672)	(30,138)	—	—	(19,672)	(572)
Loss on extinguishment of debt	(2,387)	—	—	—	—	(2,387)	—
Other gains and losses, net	1,819	(2,507)	(2)	843	284	(688)	(4,343)

(Loss)/income before income taxes	(14,054)	(11,009)	(22,355)	8,635	6,066	(25,063)	13,841
Income tax (benefit)/expense	(804)	(2,371)	3,525	4,483	3,587	(3,175)	2,538

Net (loss)/income	$(13,250)	$(8,638)	$(25,880)	$4,152	$2,479	$(21,888)	$11,303

(Loss)/earnings per share – basic	($0.09)	($0.06)	($0.17)	$0.02 [2]	$0.01 [2]	($0.15)[2]	$0.07
(Loss)/earnings per share – diluted	($0.09)	($0.06)	($0.17)	$0.02	$0.01	($0.15)[2]	$0.07
Weighted average common shares – basic	151,623	152,519	151,948	151,897	151,818	152,071	151,722
Weighted average common shares – diluted	151,623	152,519	151,948	167,163	167,249	152,071	166,855

As Adjusted (Non-GAAP1)
Compensation and benefits	$17,455	$17,295	$19,280	$18,880	$19,825
Total expenses	$46,296	$47,857	$53,732	$51,397	$52,874
Operating income	$11,830	$16,017	$15,175	$16,321	$13,419
Income before income taxes	$10,911	$14,358	$13,503	$15,131	$11,611
Income tax expense	$2,417	$3,134	$3,396	$4,489	$3,798
Net income	$8,494	$11,224	$10,107	$10,642	$7,813
Earnings per share – diluted	$0.05	$0.07	$0.06	$0.06	$0.05

QUARTERLY HIGHLIGHTS

Operating Revenues

•

Operating revenues decreased 9.0% from the first quarter of 2020 due to lower average AUM of our U.S. listed products due to market depreciation arising from the COVID-19 pandemic toward the end of the prior quarter and net outflows. Also, our average global advisory fee declined 1 basis point due to AUM mix shift. These declines were partly offset by net inflows into our international listed products and market appreciation.

•

Operating revenues decreased 12.3% from the second quarter of 2019 due to lower average AUM of our U.S. listed products arising from market depreciation and net outflows, as well as a 4 basis point decline in our average global advisory fee due to AUM mix shift. These declines were partly offset by higher average AUM of our international listed products arising from net inflows and market appreciation.

•	Our average global advisory fee was 0.41%, 0.42% and 0.45% during the second quarter of 2020, the first quarter of 2020 and the second quarter of 2019, respectively.

Operating Expenses

•

Operating expenses decreased 4.0% from the first quarter of 2020 due to lower discretionary spending as a result of the COVID-19 pandemic, including lower sales and business development costs and marketing expenses.

•

Operating expenses decreased 14.8% from the second quarter of 2019 largely due to lower incentive compensation accruals as well as $1.5 million of severance expense included in the prior period, lower fund management and administration costs due to lower average AUM and lower sales and business development costs, marketing expenses and third-party distribution costs. These declines were partly offset by higher contractual gold payments due to higher average gold prices.

Other Income/(Expenses)

•

We recognized a non-cash loss on revaluation of deferred consideration of ($23.4) million, ($2.2) million and ($4.0) million during the second quarter of 2020, first quarter of 2020 and second quarter of 2019, respectively. These losses arose due to an increase in forward-looking gold prices when compared to the previous periods’ forward-looking gold curves. The magnitude of any gain or loss recognized is highly correlated to the magnitude of the change in the forward-looking price of gold.

•	Interest expense decreased 15.5% and 29.8% from the first quarter of 2020 and second quarter of 2019, respectively, due to lower levels of debt outstanding and lower interest rates.

•

During the second quarter of 2020, we recognized a non-cash loss on extinguishment of debt of $2.4 million arising from the acceleration of debt issuance cost amortization in connection with the termination of our former Credit Facility.

•

Other gains and losses, net, for the second quarter of 2020 includes a gain of $0.9 million arising from an adjustment to the estimated fair value of consideration received from the exit of our investment in AdvisorEngine. Gains and losses also generally arise from the sale of gold earned from management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations, securities owned and other miscellaneous items.

Income Taxes

•

Our effective income tax rate for 2020 of 5.7% resulted in an income tax benefit of $0.8 million. Our tax rate differs from the federal statutory tax rate of 21% primarily due to a non-deductible loss on revaluation of deferred consideration. This loss was partly offset by a tax benefit of $2.8 million recognized in connection with the release of a deferred tax asset valuation allowance on interest carryforwards arising from our debt previously held in the United Kingdom and a lower tax rate on foreign earnings.

•	Our adjusted effective income tax rate was 22.2%[1].

SIX MONTH HIGHLIGHTS

•

Operating revenues decreased 7.4% as compared to 2019 due to lower average AUM of our U.S. listed products and a 3 basis point decline in our average global advisory fee due to AUM mix shift. These declines were partly offset by higher average AUM of our international listed products.

•

Operating expenses decreased 13.4% as compared to 2019 largely due to lower incentive compensation accruals as well as $3.5 million of severance expense included in the prior period, lower fund management and administration costs due to lower average AUM and lower sales and business development costs, marketing expenses and third-party distribution costs. These declines were partly offset by higher contractual gold payments due to higher average gold prices.

•

Significant changes in items reported in other income/(expenses) include a non-cash loss on revaluation of deferred consideration of ($25.6) million in 2020 as compared to a gain of $0.4 million in 2019; a non-cash impairment charge of $19.7 million recorded in the first quarter of 2020 in connection with the exit from our investment in AdvisorEngine; a loss on extinguishment of debt of

$2.4 million in 2020; non-cash charges of $6.0 million and $4.3 million in 2020 and 2019, respectively, arising from the release of tax-related indemnification assets upon the expiration of the statute of limitations (an equal and offsetting benefit was recognized in income tax expense); and a gain of $0.9 million in the second quarter of 2020 arising from an adjustment to the estimated fair value of consideration received from the exit of our investment in AdvisorEngine.

•

Our effective income tax rate for 2020 of 12.7% resulted in an income tax benefit of $3.2 million. Our tax rate differs from the federal statutory rate of 21% primarily due to a valuation allowance on capital losses, a non-deductible loss on revaluation of deferred consideration and tax shortfalls associated with the vesting and exercise of stock-based compensation awards. These items were partly offset by a tax benefit of $6.0 million recognized in connection with the release of the tax-related indemnification asset described above, a $2.9 million non-taxable gain recognized upon sale of our Canadian ETF business in the first quarter, a tax benefit of $2.8 million recognized in connection with the release of a deferred tax asset valuation allowance on interest carryforwards arising from our debt previously held in the United Kingdom and a lower tax rate on foreign earnings.

CONFERENCE CALL

WisdomTree will discuss its results and operational highlights during a conference call on Friday, July 31, 2020 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

ABOUT WISDOMTREE

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe (collectively, “WisdomTree”), is an ETF and ETP sponsor and asset manager headquartered in New York. WisdomTree offers products covering equity, commodity, fixed income, leveraged and inverse, currency and alternative strategies. WisdomTree currently has approximately $61.5 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

[1]	See “Non-GAAP Financial Measurements.”
[2]	(Loss)/earnings per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method.

Contact Information:

Investor Relations	Media Relations
Jason Weyeneth, CFA	Jessica Zaloom
+1.917.267.3858	+1.917.267.3735
jweyeneth@wisdomtree.com	jzaloom@wisdomtree.com

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019
GLOBAL ETPs ($ in millions)
Beginning of period assets	$50,323	$63,615	$59,981	$60,389	$59,112
Assets sold	—	(778)	—	—	—
Inflows/(outflows)	126	(536)	390	(698)	343
Market appreciation/(depreciation)	7,494	(11,958)	3,247	471	934
Fund closures	(296)	(20)	(3)	(181)	—

End of period assets	$57,647	$50,323	$63,615	$59,981	$60,389

Average assets during the period	$55,689	$59,819	$61,858	$60,306	$58,575
Average advisory fee during the period	0.41%	0.42%	0.44%	0.44%	0.45%
Revenue days	91	91	92	92	91
Number of ETFs – end of the period	311	331	349	348	536

U.S. LISTED ETFs ($ in millions)
Beginning of period assets	$28,893	$40,600	$37,592	$39,220	$39,366
Inflows/(outflows)	(1,474)	(1,273)	563	(1,198)	(166)
Market appreciation/(depreciation)	4,039	(10,424)	2,448	(430)	20
Fund closures	(114)	(10)	(3)	—	—

End of period assets	$31,344	$28,893	$40,600	$37,592	$39,220

Average assets during the period	$30,607	$36,936	$39,094	$37,857	$38,945
Average advisory fee during the period	0.41%	0.43%	0.44%	0.44%	0.44%
Number of ETFs – end of the period	67	77	80	80	79

INTERNATIONAL LISTED ETPs ($ in millions)
Beginning of period assets	$21,430	$23,015	$22,389	$21,169	$19,746
Assets sold	—	(778)	—	—	—
Inflows/(outflows)	1,600	737	(173)	500	509
Market appreciation/(depreciation)	3,455	(1,534)	799	901	914
Fund closures	(182)	(10)	—	(181)	—

End of period assets	$26,303	$21,430	$23,015	$22,389	$21,169

Average assets during the period	$25,082	$22,883	$22,764	$22,449	$19,630
Average advisory fee during the period	0.41%	0.41%	0.44%	0.44%	0.46%
Number of ETPs – end of the period	244	254	269	268	457

PRODUCT CATEGORIES ($ in millions)

Commodity & Currency
Beginning of period assets	$19,823	$20,074	$19,713	$18,204	$16,689
Inflows/(outflows)	1,316	592	(244)	511	611
Market appreciation/(depreciation)	3,121	(843)	605	998	904

End of period assets	$24,260	$19,823	$20,074	$19,713	$18,204

Average assets during the period	$23,037	$20,407	$19,892	$19,558	$16,643

U.S. Equity
Beginning of period assets	$12,159	$17,746	$16,296	$15,903	$15,759
Inflows/(outflows)	(242)	(285)	458	241	108
Market appreciation/(depreciation)	2,090	(5,302)	992	152	36

End of period assets	$14,007	$12,159	$17,746	$16,296	$15,903

Average assets during the period	$13,312	$16,022	$16,983	$15,885	$15,690

International Developed Market Equity
Beginning of period assets	$8,653	$13,043	$12,200	$13,346	$14,092
Inflows/(outflows)	(964)	(1,100)	(139)	(1,011)	(736)
Market appreciation/(depreciation)	1,158	(3,290)	982	(135)	(10)

End of period assets	$8,847	$8,653	$13,043	$12,200	$13,346

Average assets during the period	$8,783	$11,474	$12,640	$12,409	$13,628

	Three Months Ended
	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019
Emerging Market Equity
Beginning of period assets	$4,610	$6,417	$5,713	$5,981	$5,644
Inflows/(outflows)	(21)	65	198	176	344
Market appreciation/(depreciation)	840	(1,872)	506	(444)	(7)

End of period assets	$5,429	$4,610	$6,417	$5,713	$5,981

Average assets during the period	$5,143	$5,933	$6,008	$5,743	$5,691

Fixed Income
Beginning of period assets	$3,527	$3,585	$3,337	$3,946	$3,692
Inflows/(outflows)	(53)	21	218	(594)	235
Market appreciation/(depreciation)	56	(79)	30	(15)	19

End of period assets	$3,530	$3,527	$3,585	$3,337	$3,946

Average assets during the period	$3,523	$3,653	$3,540	$3,731	$3,796

Leveraged & Inverse
Beginning of period assets	$883	$995	$1,002	$989	$1,060
Inflows/(outflows)	312	12	(22)	11	(55)
Market appreciation/(depreciation)	153	(124)	15	2	(16)

End of period assets	$1,348	$883	$995	$1,002	$989

Average assets during the period	$1,162	$1,009	$1,033	$1,020	$1,042

Alternatives
Beginning of period assets	$244	$359	$419	$434	$515
Inflows/(outflows)	(29)	(66)	(61)	(17)	(80)
Market appreciation/(depreciation)	11	(49)	1	2	(1)

End of period assets	$226	$244	$359	$419	$434

Average assets during the period	$227	$328	$399	$429	$476

Closed ETPs
Beginning of period assets	$424	$1,396	$1,301	$1,586	$1,661
Assets sold	—	(778)	—	—	—
Inflows/(outflows)	(193)	225	(18)	(15)	(84)
Market appreciation/(depreciation)	65	(399)	116	(89)	9
Fund closures	(296)	(20)	(3)	(181)	—

End of period assets	$—	$424	$1,396	$1,301	$1,586

Average assets during the period	$502	$993	$1,363	$1,531	$1,609

Headcount	214	210	208	212	214

Note: Previously issued statistics may be restated due to fund closures and trade adjustments

Source: WisdomTree

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30, 2020	Dec. 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$50,255	$74,972
Securities owned, at fair value	13,110	17,319
Accounts receivable	24,372	26,838
Prepaid expenses	5,621	3,724
Other current assets	1,414	207

Total current assets	94,772	123,060
Fixed assets, net	7,835	8,127
Notes receivable	—	28,172
Securities held-to-maturity	581	16,863
Deferred tax assets, net	5,540	7,398
Investments	11,192	11,192
Right of use assets – operating leases	17,230	18,161
Goodwill	85,856	85,856
Intangible assets	601,247	603,294
Other noncurrent assets	184	983

Total assets	$824,437	$903,106

LIABILITIES AND STOCKHOLDERS’ EQUITY LIABILITIES
Current liabilities:
Fund management and administration payable	$23,240	$22,021
Compensation and benefits payable	7,629	26,501
Deferred consideration – gold payments	16,364	13,953
Securities sold, but not yet purchased, at fair value	—	582
Operating lease liabilities	3,293	3,682
Income taxes payable	2,277	3,372
Accounts payable and other liabilities	9,376	8,930

Total current liabilities	62,179	79,041
Convertible notes	141,479	—
Debt	—	175,956
Deferred consideration – gold payments	182,420	159,071
Operating lease liabilities	18,258	19,057

Total liabilities	404,336	433,125
Preferred stock – Series A Non-Voting Convertible, par value $0.01; 14.750 shares authorized, issued and outstanding	132,569	132,569

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
Issued and outstanding: 149,796 and 155,264 at June 30, 2020 and December 31, 2019, respectively	1,498	1,553
Additional paid-in capital	325,406	352,658
Accumulated other comprehensive income	260	945
Accumulated deficit	(39,632)	(17,744)

Total stockholders’ equity	287,532	337,412

Total liabilities and stockholders’ equity	$824,437	$903,106

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended
	June 30, 2020	June 30, 2019
Cash flows from operating activities:
Net (loss)/income	$(21,888)	$11,303
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Advisory fees received in gold and other precious metals	(29,135)	(22,872)
Loss/(gain) on revaluation of deferred consideration – gold payments	25,566	(367)
Impairments	19,672	572
Contractual gold payments	7,823	6,208
Stock-based compensation	6,159	6,207
Gain on sale –Canadian ETF business	(2,877)	—
Loss on extinguishment of debt	2,387	—
Amortization of right of use asset	1,588	1,590
Amortization of issuance costs - former Credit Facility	1,328	1,430
Deferred income taxes	832	2,443
Depreciation and amortization	507	533
Amortization of issuance costs - convertible notes	115	—
Paid-in-kind interest income	—	(1,223)
Other	(83)	5
Changes in operating assets and liabilities:
Securities owned, at fair value	4,209	(222)
Accounts receivable	4,461	1,833
Income taxes payable	(1,046)	(44)
Prepaid expenses	(2,016)	(1,746)
Gold and other precious metals	20,882	16,318
Other assets	(702)	(552)
Fund management and administration payable	1,677	1,231
Compensation and benefits payable	(18,431)	(3,938)
Securities sold, but not yet purchased, at fair value	(582)	(1,155)
Operating lease liabilities	(1,845)	(1,760)
Accounts payable and other liabilities	781	(435)

Net cash provided by operating activities	19,382	15,359

Cash flows from investing activities:
Purchase of fixed assets	(224)	(15)
Funding of notes receivable	—	(1,540)
Proceeds from held-to-maturity securities maturing or called prior to maturity	16,365	39
Proceeds from the sale of our financial interests in AdvisorEngine	8,155	—
Proceeds from sale of Canadian ETF business, net	2,774	—

Net cash provided by/(used in) investing activities	27,070	(1,516)

Cash flows from financing activities:
Repayment of debt	(179,000)	—
Shares repurchased	(26,444)	(2,107)
Dividends paid	(10,270)	(10,191)
Convertible notes issuance costs	(4,611)	—
Proceeds from the issuance of convertible notes	150,000	—
Proceeds from exercise of stock options	240	14

Net cash used in financing activities	(70,085)	(12,284)

(Decrease)/increase in cash flows due to changes in foreign exchange rate	(1,084)	268

(Decrease)/increase in cash and cash equivalents	(24,717)	1,827
Cash and cash equivalents – beginning of year	74,972	77,784

Cash and cash equivalents – year	$50,255	$79,611

Supplemental disclosure of cash flow information:
Cash paid for taxes	$2,200	$4,403

Cash paid for interest	$3,390	$4,559

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this release include:

•

Adjusted compensation, operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share. We disclose adjusted compensation, operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measures provides investors with a consistent way to analyze our performance. These non-GAAP financial measures exclude the following:

•

Unrealized gains or losses on the revaluation of deferred consideration: Deferred consideration is an obligation we assumed in connection with the ETFS acquisition that is carried at fair value. This item represents the present value of an obligation to pay fixed ounces of gold into perpetuity and is measured using forward-looking gold prices. Changes in the forward-looking price of gold may have a material impact on the carrying value of the deferred consideration and our reported financial results. We exclude this item when calculating our non-GAAP financial measurements as it is not core to our operating business. The item is not adjusted for income taxes as the obligation was assumed by a wholly-owned subsidiary of ours that is based in Jersey, a jurisdiction where we are subject to a zero percent tax rate.

•

Tax shortfalls and windfalls upon vesting and exercise of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting and exercise of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

•

Interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes: GAAP requires convertible instruments to be separated into their liability and equity components by allocating the issuance proceeds to each of these components. The liability component for convertible instruments that qualify for a derivative scope exception (applicable to our convertible notes) is allocated proceeds equal to the estimated fair value of similar debt without the conversion option. The difference between the gross proceeds received from the issuance of the convertible instrument and the proceeds allocated to the liability component represents the residual amount that is classified in equity. The discount arising from the recognition of the residual amount classified in equity is amortized as interest expense over the life of the instrument. We exclude this item when calculating our non-GAAP financial measurements as it is non-cash and distorts our actual cost of borrowing. In addition, in June 2020, the FASB approved amendments to ASC 470-20, Debt – Debt with Conversion and Other Options, Cash Conversion and once issued, will include the elimination of the requirement to bifurcate conversion options qualifying for a derivative scope exception. Once effective, this interest expense will no longer be recognized.

•

Other items: Loss on extinguishment of debt, the release of a deferred tax asset valuation allowance recognized on interest carryforwards arising from our debt previously outstanding in the United Kingdom, a gain arising from an adjustment to the estimated fair value of consideration received from the exit of our investment in AdvisorEngine, impairment charges, a gain recognized upon sale of our Canadian ETF business, severance expense and acquisition and disposition-related costs are excluded when calculating our non-GAAP financial measurements.

•

Adjusted effective income tax rate. We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

•

Gross margin and gross margin percentage. We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues.

•

Adjusted operating income margin. We disclose adjusted operating income margin as a non-GAAP financial measurement in order to report our operating income margin exclusive of items that are non-recurring or not core to our operating business.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019
Net (loss)/income, as reported	$(13,250)	$(8,638)	$(25,880)	$4,152	$2,479
Add back: Loss on revaluation of deferred consideration	23,358	2,208	5,354	6,306	4,037
Add back: Loss on extinguishment of debt, net of income taxes	1,910	—	—	—	—
Deduct: Release of a deferred tax asset valuation allowance recognized on interest carryforwards arising from debt previously outstanding in the United Kingdom	(2,842)	—	—	—	—
Add back: Interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes, net of income taxes	42	—	—	—	—
Deduct: Gain arising from an adjustment to the estimated fair value of consideration received from the exit of investment in AdvisorEngine	(868)	—	—	—	—
Add back: Impairments, net of income taxes	—	19,672	30,138	—	—
Deduct: Gain recognized upon sale of Canadian ETF business	—	(2,877)	—	—	—
Add back: Severance expense, net of income taxes	—	—	—	—	1,194
Add back: Tax shortfalls upon vesting and exercise of stock-based compensation awards	119	501	142	30	76
Add back: Acquisition and disposition-related costs, net of income taxes	25	358	353	154	27

Adjusted net income	$8,494	$11,224	$10,107	$10,642	$7,813
Weighted average common shares - diluted	166,634	167,561	167,203	167,163	167,249

Adjusted earnings per share - diluted	$0.05	$0.07	$0.06	$0.06	$0.05

	Three Months Ended
Gross Margin and Gross Margin Percentage:	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019
Operating revenues	$58,126	$63,874	$68,907	$67,718	$66,293
Less: Fund management and administration	(14,461)	(14,485)	(15,650)	(15,110)	(15,576)

Gross margin	$43,665	$49,389	$53,257	$52,608	$50,717

Gross margin percentage	75.1%	77.3%	77.3%	77.7%	76.5%

	Three Months Ended
Adjusted Operating Income and Adjusted Operating Income Margin:	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019
Operating revenues	$58,126	$63,874	$68,907	$67,718	$66,293

Operating income	$11,797	$15,634	$14,809	$16,131	$11,911
Add back: Severance expense, before income taxes	—	—	—	—	1,475
Add back: Acquisition and disposition-related costs, before income taxes	33	383	366	190	33

Adjusted operating income	$11,830	$16,017	$15,175	$16,321	$13,419

Adjusted operating income margin	20.4%	25.1%	22.0%	24.1%	20.2%

	Three Months Ended
Adjusted Compensation Expense:	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019
Compensation expense	$17,455	$17,295	$19,280	$18,880	$21,300
Deduct: Severance expense, before income taxes	—	—	—	—	(1,475)

Adjusted compensation expense	$17,455	$17,295	$19,280	$18,880	$19,825

	Three Months Ended
Adjusted Total Operating Expenses:	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019
Total operating expenses	$46,329	$48,240	$54,098	$51,587	$54,382
Deduct: Severance expense, before income taxes	—	—	—	—	(1,475)
Deduct: Acquisition and disposition-related costs, before income taxes	(33)	(383)	(366)	(190)	(33)

Adjusted total operating expenses	$46,296	$47,857	$53,732	$51,397	$52,874

	Three Months Ended
Adjusted Income Before Income Taxes:	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019
(Loss)/income before income taxes	$(14,054)	$(11,009)	$(22,355)	$8,635	$6,066
Add back: Loss on revaluation of deferred consideration	23,358	2,208	5,354	6,306	4,037
Add back: Loss on extinguishment of debt	2,387	—	—	—	—
Add back: Interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes, before income taxes	55	—	—	—	—
Deduct: Gain arising from an adjustment to the estimated fair value of consideration received from the exit of investment in AdvisorEngine	(868)	—	—	—	—
Add back: Impairments, before income taxes	—	19,672	30,138	—	—
Add back: Loss recognized upon reduction of a tax-related indemnification asset	—	5,981	—	—	—
Deduct: Gain recognized upon sale of Canadian ETF business	—	(2,877)	—	—	—
Add back: Acquisition and disposition-related costs, before income taxes	33	383	366	190	33
Add back: Severance expense, before income taxes	—	—	—	—	1,475

Adjusted income before income taxes	$10,911	$14,358	$13,503	$15,131	$11,611

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019
Adjusted income before income taxes (above)	$10,911	$14,358	$13,503	$15,131	$11,611

Income tax (benefit)/expense	$(804)	$(2,371)	$3,525	$4,483	$3,587
Add back: Tax benefit arising from loss on extinguishment of debt	477	—	—	—	—
Add back: Release of a deferred tax asset valuation allowance recognized on interest carryforwards arising from debt previously outstanding in the United Kingdom	2,842	—	—	—	—
Add back: Tax benefit arising from the amortization of discount associated with the bifurcation of the conversion option embedded in the convertible notes	13	—	—	—	—
Add back: Tax benefit arising from reduction of a tax-related indemnification asset	—	5,981	—	—	—
Deduct: Tax shortfalls upon vesting and exercise of stock-based compensation awards	(119)	(501)	(142)	(30)	(76)
Add back: Tax benefit arising from acquisition and disposition-related costs	8	25	13	36	6
Add back: Tax benefit arising from severance expense	—	—	—	—	281

Adjusted income tax expense	$2,417	$3,134	$3,396	$4,489	$3,798

Adjusted effective income tax rate	22.2%	21.8%	25.1%	29.7%	32.7%

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about

•	the ultimate duration of the COVID-19 pandemic and its short-term and long-term impact on our business and the global economy;

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	competition in our business;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully operate and expand our business in non-U.S. markets; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•

declining prices of securities, gold and other precious metals and other commodities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;

•

fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to a pandemic event such as COVID-19, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity, increase the cost of borrowing or result in our debt being called prior to maturity;

•	competitive pressures could reduce revenues and profit margins;

•

we derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;

•

a significant portion of our AUM is held in products with exposure to U.S. and international developed markets and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;

•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;

•	over the last few years, we have expanded our business globally. This expansion subjects us to increased operational, regulatory, financial and other risks;

•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline; and

•

we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.